                                                                   EXHIBIT 10.40


                                                                  Execution Copy


                                    SUBLEASE

                                    ARTICLE I

                                 REFERENCE DATA


     1.1 SUBJECTS REFERRED TO.

     Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:           January 22, 1998

Sublandlord:                Immulogic Pharmaceutical Corporation

Sublandlord's Address:      610 Lincoln Street, Waltham, Massachusetts 02154

Subtenant:                  SCRIPTGEN Pharmaceuticals, Inc.

Subtenant's Address:        200 Boston Avenue
                            Medford, Massachusetts  02155

Overlandlord:               Lincoln Street Trust, u/d/t dated July 6, 1963 and
                            recorded with the Middlesex South District Registry of Deeds in Book 10333, Page 194


Overlandlord's Address:     P.O. Box 9189, Waltham, Massachusetts 02254
                            Attention:  Real Estate Manager

Overlease:        Lease dated November 29, 1991 between Overlandlord as landlord and Sublandlord as tenant, as amended by First Amendment to Lease dated May 8, 1992, a copy of which is attached hereto as Exhibit A.

Overleased Premises:       The building situated on the Land (defined
                           in the Overlease) at 610 Lincoln Street, Waltham,
                           Massachusetts, as described in the Overlease, containing approximately 85,430 rentable square feet of space.

Premises:         The Premises are that portion of the Overleased Premises
                  described in Section 2.1 hereof.

Rentable Floor Area
of Premises:               Date:                     Square Feet:

                           February 1, 1998                   28,476
                           July 1, 1998                       56,954
                           October 1, 1998                    85,430

Commencement Date:                  February 1, 1998

Term Expiration Date:               August 31, 2002

Monthly Fixed Rent:        The Monthly Fixed Rent shall consist of Monthly Base
                           Rent and Monthly Improvements Rent in the amounts set forth below:

         Monthly Base Rent:         Period:                   Rent:
                                    2/1/98-6/30/98             $35,595.00
                                    7/1/98-9/30/98             $71,192.50
                                    10/1/98-8/31/02            $106,787.50

         Monthly Improvements Rent:
                                    Period:                    Rent:
                                    2/1/98-6/30/98             $30,849.00
                                    7/1/98-9/30/98             $61,700.17
                                    10/1/98-8/31/02            $92,549.17

Permitted Uses:   All uses permitted in the Overlease.

Security Deposit: $500,000, subject to reduction in accordance with the provisions of Section 8.6 hereof.

          1.2 EXHIBITS.

     The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease:

              EXHIBIT A                 Overlease

              EXHIBIT B                 Floor Plan of Premises

              EXHIBIT C                 Letter of Credit

              EXHIBIT D                 Sign

                                   ARTICLE II

                                PREMISES AND TERM

     2.1 PREMISES. Subject to and with the benefit of the provisions of this Sublease, Sublandlord hereby subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord. From the Commencement Date through June 30, 1998, the Premises shall mean the second floor of the Building. From July 1, 1998 through September 30, 1998, the Premises shall mean the second and third floors of the Building. From October 1, 1998 for the remainder of the Term, the Premises shall mean all of the Overleased Premises.

     The Premises are subleased in their condition "as is" on the date of this Sublease. Subtenant accepts the Premises in such condition. Sublandlord shall be responsible for the repair of any material damage to the Premises caused by Sublandlord's actions in vacating the Premises between the date of this Sublease and the delivery of possession of the Premises to Subtenant.

     Sublandlord further grants Subtenant the right to use, as appurtenant to the Premises and in common with Sublandlord, Overlandlord, and all others now or hereafter entitled thereto (a) such lobbies, hallways, stairways, elevators and common areas in the Building as are necessary for access to and from the Premises, and (b) four (4) parking spaces for each 1,000 rentable square feet of space included in the Premises from time to time.

     2.2 TERM. To have and to hold beginning on the Commencement Date and continuing until the Term Expiration Date (the "Term"). Provided that Subtenant is not in default hereunder beyond applicable grace or cure periods, the Subtenant shall have the right to extend the term of this Sublease for three (3) additional periods of five (5) years each on all of the terms and conditions set forth in Section 2.4.1 of the Overlease, except that (a) Subtenant shall provide Sublandlord with not less than fourteen (14) months notice of its desire to exercise each such extension option, and (b) the Annual Fixed Rent to be paid by Subtenant to Sublandlord shall be equal to ninety five percent (95%) of the then prevailing market rate, as such prevailing market rate is determined by Sublandlord and Overlandlord in accordance with the provisions of Section 2.4.1 of the Overlease. Subtenant shall have no further extension rights. In the event Subtenant exercises either of the foregoing extension options, all references in this Sublease to the Term shall mean the Term as so extended. In connection with the determination of fair market rent under the Overlease, Sublandlord agrees to
(i) promptly provide to Subtenant Overlandlord's estimate of the prevailing market rate, (ii) consult with subtenant before agreeing to accept or reject Overlandlord's estimate, (iii) select an arbitrator reasonably acceptable to Subtenant in the event Subtenant desires to arbitrate Overlandlord's determination of fair market rent in accordance with the provisions of the Overlease, and

(iv) consult with Subtenant throughout such arbitration process. Subtenant shall exercise its option to rescind its election to extend the Term by notice to Sublandlord within three (3) days of the date of the final arbitrator's decision.

                                   ARTICLE III

                                      RENT

     3.1 MONTHLY FIXED RENT. Subtenant shall pay Sublandlord the Monthly Fixed Rent as follows: So much of the Monthly Fixed Rent as is equal to the installment of Annual Fixed Rent payable under the Overlease shall be paid directly to the Overlandlord on or before the 25th day of the month prior to the month such Annual Fixed Rent is due under the Overlease. Subtenant shall provide simultaneous evidence of such payment to Sublandlord. The remainder of the Monthly Fixed Rent shall be payable in advance on the first calendar day of each month in the Term; and for any portion of a calendar month at the beginning of or end of the Term, the corresponding fraction of the Monthly Fixed Rent in advance.

     3.2 OPERATING EXPENSES. Under Section 2.6.1 of the Overlease, Sublandlord is required to pay (a) 100% of Landlord's Operating Expenses, and (b) an amount equal to the excess (if any) of Landlord's Taxes over Base Taxes, as such terms are defined in the Overlease (collectively, the "Expense Pass Throughs"). Subtenant shall pay Sublandlord as Additional Rent hereunder (i) one third (1/3) of such Expense Pass Throughs for the period beginning February 1, 1998 and ending June 30, 1998, (ii) two thirds (2/3) of such Expense Pass Throughs for the period beginning July 1, 1998 and ending September 30, 1998, and (iii) 100% of such Expense Pass Throughs for the period beginning October 1, 1998 and continuing for the remainder of the Term. Subtenant shall pay directly to the Overlandlord, such amount within 10 days of monthly billing by Sublandlord, which bills shall include, where applicable, copies of the applicable statements from Overlandlord. Subtenant shall provide simultaneous evidence of such payment to Sublandlord. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid by Subtenant after the Overlandlord finally determines the amounts payable by the Sublandlord under the Overlease.


     3.3 PAYMENT. To the extent not paid directly to Overlandlord, all payments of Monthly Fixed Rent and Expense Pass Throughs shall be made to Sublandlord at Sublandlord's Address set forth in Section 1.1 or to such other address as Sublandlord may designate by notice to Subtenant from time to time.

                                   ARTICLE IV

                     SUBLANDLORD'S COVENANTS AND WARRANTIES

     4.1 SUBLANDLORD'S OBLIGATIONS. Sublandlord shall make reasonable efforts to cause Overlandlord to fulfill its obligations set forth in the Overlease with respect to the Premises.

     4.2. OVERLEASE. The copy of the Overlease attached hereto as Exhibit A is true, accurate and complete, and represents the entire agreement between Sublandlord and Overlandlord with respect to the Premises. Except as shown on Exhibit A, the Overlease has not been modified, amended or terminated and is in full force and effect. Sublandlord will not amend, modify or agree to terminate the Overlease without Subtenant's prior consent, which may be withheld in Subtenant's sole discretion. Notwithstanding the foregoing, the Sublandlord shall be permitted to terminate this Sublease in the event Sublandlord obtains a direct lease between the Subtenant and the Overlandlord on all of the terms and conditions set forth in this Sublease (a "Replacement Lease"). Subtenant agrees to execute and deliver the Replacement Lease at Sublandlord's request. Sublandlord is not in default under the Overlease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default. To Sublandlord's knowledge, Overlandlord is not in default under any of its obligations under the Overlease.

     4.3 QUIET ENJOYMENT. Upon payment of the rent and performance of and compliance with the covenants, terms and conditions upon Subtenant's part to be performed and complied with hereunder, Subtenant shall lawfully, peacefully and quietly have, hold, occupy and enjoy the Premises during the Term without hindrance or molestation by Sublandlord or any persons lawfully claiming by, through or under Sublandlord, subject to the terms and conditions of this Sublease and the Overlease.

                                    ARTICLE V

                              SUBTENANT'S COVENANTS

     Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Premises:

     5.1 SUBTENANT'S PAYMENTS. Subtenant shall pay all Monthly Fixed Rent, Expense Pass Throughs and all other additional rent payable hereunder when due. Subtenant shall also pay all costs of utilities furnished to the Premises. To the extent such utilities are not separately metered to the Premises, Subtenant shall pay to Sublandlord, as Additional Rent, the following portion of such common utilities charged to Sublandlord (i) one third (1/3) of such utilities for the period beginning February 1, 1998 and ending June 30, 1998, (ii) two thirds (2/3) of such utilities for the period beginning July 1, 1998 and ending September 30, 1998, and (iii) 100% of such utilities for the period beginning October 1, 1998 and continuing for the remainder of the Term.

     5.2 MAINTENANCE AND REPAIR. Subtenant shall maintain the Premises in the condition required by the Overlease.

     5.3 OCCUPANCY AND USE. Subtenant shall not use the Premises for any uses other than the Permitted Uses, and shall not make any use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

     5.4 ASSIGNMENT AND SUBLETTING. Except as permitted by the terms of the Overlease, Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance in violation of the foregoing shall be void. If any assignment or sublease is permitted, and, if the aggregate rent and other charges payable to Subtenant thereunder (including without limitation any amounts paid for leasehold improvements or on account of Subtenant's costs associated therewith, but deducting Subtenant's costs such as architect's fees, brokerage fees, tenant improvements and the like) exceed the aggregate rent and other charges paid hereunder with respect to the space in question, Subtenant shall pay to Sublandlord, as additional rent, one-half the amount of such excess.

                                   ARTICLE VI

                               CASUALTY AND TAKING

     6.1 TERMINATION OF OVERLEASE. In the event that during the Term, all or any part of the Premises or the Overleased Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Overlandlord terminates the Overlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Overlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur. Subtenant shall also have the same right to terminate this Sublease as the Sublandlord has to terminate the Overlease as tenant under Section 6.1 of the Overlease, except such termination election must be made within five (5) days of the expiration of the twelve (12) month period set forth in Section 6.1 of the Overlease.

     6.2 REPAIR AND RESTORATION. In the event any such damage, destruction or taking of the Premises occurs and this Sublease is not terminated pursuant to
Section 6.1 above, then Sublandlord shall cause Overlandlord to repair and restore the Premises as required by the terms of the Overlease. A just proportion of the Monthly Fixed Rent, and any other additional rent hereunder shall be abated until Overlandlord shall have put the Premises or what may remain thereof into proper condition for use and occupancy, and in the case of a taking which permanently reduces the area of the Premises, a just proportion of such rent shall be abated for the remainder of the Term.

     6.3 RESERVATION OF AWARD. Any and all rights to receive awards made for damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Overlandlord. Subtenant hereby releases and assigns to Sublandlord and Overlandlord all Subtenant's rights to such award and covenants to deliver such further assignments and assurances thereof as Sublandlord or Overlandlord may from time to time request.

                                   ARTICLE VII

                                    OVERLEASE

     7.1 SUBLEASE SUBJECT TO OVERLEASE. This Sublease is subject to the Overlease. Subject to this Section 7.1, all terms and conditions of the Overlease (except for: Section 1.1, Section 2.1.1, Section 2.4, Section 2.4.1, the second sentence of the first paragraph of Section 2.5, Section 3.1, Section 3.2, the last sentence of Section 5.11, the second sentence of Section 5.2,
Section 8.3, the personal representation and warranties set forth in Section
8.16 (such representations and warranties being made by the Subtenant but not by the persons executing this Lease on behalf of Subtenant) Article X, the first sentence of Article XII and Exhibit B) are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. In case of conflict between the incorporated provisions of the Overlease and the remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Overlease during the Term, except that the obligation to pay rent or other amounts to Overlandlord under the Overlease shall not be an obligation of Subtenant, and Subtenant shall instead pay the rent under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Overlease. Overlandlord has covenanted under the Overlease to perform repairs and maintenance and provide services pursuant to the Overlease. Sublandlord shall exercise due diligence in attempting to cause Overlandlord to perform its obligations under the Overlease for the benefit of Subtenant. In addition, if Overlandlord defaults in its obligations under the Overlease to maintain the Premises or to furnish services to the Premises and such default materially interferes with Subtenant's use and enjoyment of the Premises, Sublandlord authorizes Subtenant to deal directly with Overlandlord regarding such default (but no such authorization shall relieve

Sublandlord of its obligation to use due diligence and/or reasonable efforts, as set forth above in this Section 7.1 or above in Section 4.1, respectively).

     If the Overlease terminates as a result of a default or breach of Sublandlord or Subtenant under this Sublease and/or the Overlease, then the defaulting party shall be liable to the nondefaulting party for the direct damage suffered as a result of such termination. Sublandlord covenants not to commit or suffer any act or omission that will violate the Overlease. Neither Sublandlord nor Subtenant shall be liable to the other under this Section 7.1 of any indirect, special or consequential damages, including business interruption or lost profits.

     7.2 EXCLUDED OBLIGATIONS. Notwithstanding anything to the contrary herein, the incorporated provisions of the Overlease are amended or qualified as follows:

     i. Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services.

     ii. Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Premises except to the extent required of it as tenant under the Overlease.

     iii. Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Overlease (provided, however, that the foregoing limitation shall not apply for any period during which Sublandlord fails to deliver the Premises to Subtenant on the dates set forth in this Sublease).

     iv. Wherever the Overlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

     The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Overlandlord's obligations under the Overlease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Overlandlord to perform its obligations under the Overlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Overlandlord to perform its obligations under the Overlease.

     7.3 OVERLANDLORD'S RIGHTS. Overlandlord shall have all rights with respect to the Premises which it has reserved to itself as landlord under the Overlease.

     7.4 TERMINATION OF OVERLEASE. In the event that Overlandlord terminates the Overlease pursuant to its terms or the Overlease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Subtenant, at Subtenant's Address, Attention Karen A. Hamlin, Senior Director of Operations, with a copy to David B. Currie, Esq., Choate, Hall & Stewart, Exchange Place, Boston, MA 02109, or such other address as Subtenant shall have last designated by notice in writing to Sublandlord and, if to Sublandlord, at Sublandlord's Address or such other address as Sublandlord shall have last designated by notice in writing to Subtenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, via recognized overnight courier or by registered or certified mail, return receipt requested, or when delivered to such address by hand.

     8.2 ESTOPPEL CERTIFICATE. Upon not less than 20 days prior notice by the requesting party, either party shall execute, acknowledge and deliver to the other a statement in writing, addressed to such person as the requesting party shall designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Monthly Fixed Rent and additional rent have been paid, and (c) that the requesting party is not in default hereunder (or, if in default, specifying the nature of such default in reasonable detail). Any such certificate may be relied upon by the person to which it is addressed as to the facts stated therein.

     8.3 BROKERAGE. Subtenant and Sublandlord mutually represent and warrant that they have dealt with no broker in connection with this transaction except for Lynch Murphy Walsh & Partners and Fallon Hines & O'Connor (the "Brokers"). Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability suffered by the other as a result of any breach of such representation and warranty. Sublandlord shall pay the commission due to the Brokers.

     8.4. APPLICABLE LAW AND CONSTRUCTION. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord and Subtenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

     Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successor and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

     8.5 CONSENT BY OVERLANDLORD. This Sublease is conditioned upon procuring the consent of Overlandlord to this Sublease in accordance with the Overlease (the "Consent"), and the Sublandlord and Subtenant shall cooperate with each other in seeking Overlandlord's Consent. If Consent is not obtained within ten
(10) business days of the date of this Sublease (the "Consent Period"), this Sublease may be terminated by Sublandlord or Subtenant upon the delivery of notice to the other party hereto. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.

     8.6 SECURITY DEPOSIT. Sublandlord acknowledges receipt of the Security Deposit from Subtenant simultaneously with the execution hereof. The Security Deposit will be held by Sublandlord, as security in an interest bearing account, for and during the Term, which deposit shall be returned to Subtenant, within 30 days after the expiration or termination of this Sublease, provided there exists no breach of any undertaking of Subtenant. Provided Subtenant is not in default of this Sublease, all interest on the Security Deposit shall be paid to Subtenant on an annual basis on each anniversary of the Commencement Date. If all or any part of the Security Deposit is applied to an obligation of Subtenant hereunder, Subtenant shall immediately upon request by Sublandlord restore the Security Deposit to its original amount. Subtenant shall not have the right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord. Provided Subtenant is not in default of any of its obligations hereunder, the Security Deposit shall be reduced to $250,000 (and $250,000 refunded to Subtenant) within 10 days after Subtenant provides evidence reasonably satisfactory to Sublandlord that Subtenant has successfully completed a public offering of Subtenant's common stock which raised not less than $30,000,000. Notwithstanding the foregoing, the Subtenant shall be permitted to provide the Security Deposit by delivery of a letter of credit in the form attached hereto as Exhibit C, which letter of credit shall be drawn on a bank approved by Sublandlord in its reasonable discretion.

     8.7 SIGNAGE RIGHTS. Sublandlord agrees that, subject to Overlandlord's consent, Subtenant shall be permitted to construct a sign on the Premises substantially similar in size and design to Sublandlord's existing sign. Sublandlord's sign shall be removed from the Premises on or about the date Sublandlord vacates the Building.

     8.8 ACCESS. Sublandlord shall not take any steps to deny Subtenant access to the Premises 24 hours a day.

     8.9 PERMITS. Subtenant shall have the right to terminate this Sublease during the Consent Period in the event Subtenant is not satisfied, in its discretion, that it will be able to obtain all permits and approvals necessary for the operation of its business at the Premises. Subtenant's termination right shall be void if not exercised within the Consent Period.

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

     Sublandlord:

     Immulogic Pharmaceutical Corporation



     By: /s/ J. Joseph Marr
         ---------------------------
         Title: President and CEO


     Subtenant:

     SCRIPTGEN Pharmaceuticals, Inc.

     By: /s/ Mark T. Weedon
         ---------------------------
         Title: President and CEO

     The undersigned, Lincoln Street Trust, as landlord under the "Overlease" described in the above Sublease, hereby consents (a) to the execution of such Sublease and the terms and conditions set forth therein, and (b) to the installation by Subtenant of a sign on the Premises consistent with the design set forth on Exhibit __ attached hereto. Nothing herein shall be interpreted to modify the undersigned's rights and obligations under the Overlease.

                                          Overlandlord:

                                          Lincoln Street Trust



                                          By: /s/ Michael D. Bank
                                              ------------------------------
                                                Name:              , as
                                                Trustee and not individually
                                                hereunto duly authorized